UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 16, 2003
                Date of Report (date of earliest event reported)

                               DIGITALTHINK, INC.

             (Exact name of Registrant as specified in its charter)

    DELAWARE                     000-28687                          94-3244366
  ------------------------------------------------------------------------------
  (State or other        (Commission File Number)               (I.R.S. Employer
  jurisdiction of                                                Identification
  incorporation)                                                    Number)

                               601 BRANNAN STREET
                         SAN FRANCISCO, CALIFORNIA 94107
                    (Address of principal executive offices)

                                 (415) 625-4000
              (Registrant's telephone number, including area code)

Item 5. OTHER EVENTS.


On April 16, 2003, DigitalThink, Inc. announced that it had acquired privately held Horn Interactive, Inc., a leading provider of simulation-based custom e-learning. As a result of the acquisition, DigitalThink has issued 2 million shares for all the outstanding shares of Horn Interactive and Horn Interactive has become a wholly-owned subsidiary of DigitalThink.

The press release announcing the transaction and the merger agreement relating to the transaction are attached as exhibits hereto.

Item 7. Financial Statements and Exhibits

         c) Exhibits

99.1 Press release dated April 16, 2003 announcing the acquisition of Horn Interactive

99.2 Agreement and Plan of Merger and Reorganization, dated as of April 16, 2003, among DigitalThink, Inc., a wholly-owned subsidiary of DigitalThink, Inc., Horn Interactive, Inc. and the shareholders of Horn Interactive, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   April 16, 2003                 DIGITALTHINK, INC.


                                        /s/  MICHAEL W. POPE
                                        --------------------------------------
                                        Michael W. Pope
                                        President and Chief Executive Officer

                               DIGITALTHINK, INC.

                            EXHIBIT INDEX TO FORM 8-K
                              Dated April 16, 2003

Exhibits

99.1 Press release dated April 15, 2003 announcing the acquisition of Horn Interactive

99.2 Agreement and Plan of Merger and Reorganization, dated as of April 16, 2003, among DigitalThink, Inc., a wholly-owned subsidiary of DigitalThink, Inc., Horn Interactive, Inc. and the shareholders of Horn Interactive, Inc.